CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Whitehall Funds of our reports dated December 16, 2021, relating to the financial statements and financial highlights, which appear in Vanguard Emerging Markets Government Bond Index Fund, Vanguard International Dividend Appreciation Index Fund and Vanguard International High Dividend Yield Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2021, and of our reports dated December 17, 2021, relating to the financial statements and financial highlights, which appear in Vanguard Global Minimum Volatility Fund, Vanguard International Explorer Fund, Vanguard Selected Value Fund, Vanguard High Dividend Yield Index Fund and Vanguard Mid-Cap Growth Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2022